Exhibit 5.2
[Weil, Gotshal & Manges LLP Letterhead]
November 10, 2009
Babcock & Brown Air Limited
West Pier
Dun Laoghaire
County Dublin, Ireland
Ladies and Gentlemen:
          We have acted as counsel to Babcock & Brown Air Limited, a Bermuda exempted company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form F-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and/or sale from time to time of an indeterminate number of (i) debt securities (the “Debt Securities”), (ii) warrants (the “Warrants”) and (iii) subscription rights (the “Subscription Rights,” and, together with the Debt Securities and the Warrants, the “Securities”).
          In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the prospectus contained within the Registration Statement; (iii) the indenture, dated as of the date hereof, between the Company and Wells Fargo Bank Northwest, National Association (the “Trustee”), which is filed as an exhibit to the Registration Statement; (iv) the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, which is filed as an exhibit to the Registration Statement; and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
          In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
          Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, and (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:
          1. Debt Securities. Assuming that the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the indenture (including any supplemental indenture) relating to the Debt Securities has been duly executed, authorized and delivered by all parties thereto substantially in the form so filed, (ii) the terms of the Debt Securities to be issued under such indenture and of their issuance and sale have been duly established in conformity with such indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Debt Securities have been duly executed and authenticated in accordance with such indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
          2. Warrants. Assuming that the issuance and terms of such Warrants and the terms of the offering thereof have been duly authorized, when (i) the Warrant agreement or Warrant agreements relating to such Warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company, (ii) the terms of such Warrants have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
          3. Subscription Rights. Assuming that the issuance and terms of such Subscription Rights and the terms of the offering thereof have been duly authorized,

when (i) the Subscription Rights agreement or Subscription Rights agreements relating to such Subscription Rights have been duly authorized, executed and delivered by the Company and the underwriter appointed by the Company, (ii) the terms of such Subscription Rights have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Subscription Rights or certificates representing such Subscription Rights have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
          The opinions expressed above with respect to enforceability are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law). The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.
          The opinions expressed herein are limited to the laws of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement.
Very truly yours,
/s/ WEIL, GOTSHAL & MANGES LLP

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